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                           LIMITED WAIVER AND CONSENT

                  This LIMITED WAIVER AND CONSENT (this "LIMITED WAIVER") is dated as of March 30, 2000 between HORIZON Pharmacies, Inc., a Delaware corporation ("BORROWER"), and McKesson HBOC, Inc., a Delaware corporation formerly known as McKesson Corporation ("MCKESSON").

                                    RECITALS

                  WHEREAS, Borrower and McKesson are parties to that certain Credit Agreement dated as of July 2, 1998, as amended from time to time (the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                  WHEREAS, Borrower has requested that McKesson grant Borrower a one-time limited waiver of certain covenants set forth in the Credit Agreement and in certain related documents and that McKesson consent to certain transactions by Borrower, and McKesson is willing to do so upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        LIMITED WAIVER AND CONSENT

                  A. McKesson hereby gives a limited one-time waiver as to Borrower's failure to comply with:

                  (i) Section 5.9(b) of the Credit Agreement for the fiscal quarter ending December 31, 1999, provided that the ratio of Consolidated EBITDA to Consolidated Interest Expense for such quarter is not less than a negative
11.5 to 1.0 (for the avoidance of any doubt, a negative 13.0 to 1.0 is less than a negative 12.0 to 1.0);

                  (ii) Section 5.9(c) of the Credit Agreement for the fiscal quarter ending December 31, 1999, provided that Net Worth as of the end of such quarter is not less than $15,250,000;

                  (iii) Section 5.9(d) of the Credit Agreement for the fiscal quarter ending December 31, 1999, provided that the ratio of Debt of Borrower and its Subsidiaries on a consolidated basis to Capital for such quarter is not greater than 0.8 to 1.0;


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                  (iv) Section 5.9(f) of the Credit Agreement for the fiscal quarter ending December 31, 1999, provided that the ratio of Consolidated EBIT to Consolidated Interest Expense for such quarter is not less than a negative
12.3 to 1.0;

                  (v) Section 5.9(g) of the Credit Agreement for the fiscal quarter ending December 31, 1999, provided that the ratio of Consolidated EBITDA to Sales for such quarter is not less than a negative 1.9 to 1.0; and

                  (vi) Section 6.6 of the Credit Agreement resulting from the Borrower's loans to Rick McCord, Charlie Herr and Robert Mueller on or about September 30, 1999 in the aggregate amount of approximately $107,000 , provided that all such loans were repaid to Borrower on or before November 15, 1999.

                  B. McKesson hereby consents to the Borrower's incurrence of $5,000,000 in principal amount of indebtedness under that certain Convertible Debenture Purchase Agreement (the "Debenture Agreement") dated on or about the date hereof among Borrower, Advantage Fund II Ltd. and Koch Investment Group Ltd. (the "Debenture Investors") and as anticipated by that certain letter agreement dated on or about the date hereof among the parties to the Debenture Agreement. Nothing in this Limited Waiver shall amend or waive McKesson's rights under any provisions protecting against dilution in any Warrants issued to McKesson (including but not limited to rights under Section 3 of the Warrants) resulting from the issuance of the Debentures or the operation of any adjustment to the Conversion Price (as those terms are defined in the Debenture Agreement).

                  C. McKesson hereby grants a limited one-time waiver under
Section 7.1(d) of the Credit Agreement with respect to Borrower's failure to pay certain of the amounts due to McKesson under the Supply Agreement for periods prior to March 15, 2000, provided that all such amounts due on or prior to March 15, 2000 are paid on or prior to June 1, 2000 (except for amounts subject to disputes submitted to McKesson in writing prior to March 26, 2000) and that all other amounts incurred under the Supply Agreement prior to the date hereof are not delinquent as of the date hereof (except for amounts subject to disputes submitted to McKesson in writing prior to March 26, 2000).

                  D. McKesson hereby waives its rights under Section 7.5 of the Amended and Restated Warrant Purchase Agreement dated as of May 14, 1999 between Borrower and McKesson (the "Warrant Purchase Agreement") to participate in the offering of Borrower's Securities contemplated by Section 2 of the Registration Rights Agreement among Borrower and the Debenture Investors dated as of even date herewith (the "Debenture Registration Rights Agreement").

                  E. McKesson hereby gives a limited one-time waiver as to Borrower's failure to comply with Section 7.9 of the Warrant Purchase Agreement with respect to warrants issued to 5Net5 Corp., Informed.com, Inc. and K-2 Financial Corp. on or prior to March 15, 2000 (the last sentence of Section 7.9).


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SECTION 2.        CONDITIONS TO EFFECTIVENESS

         This Limited Waiver shall become effective as of the first date upon which the following conditions have been satisfied:

                  (i) Borrower and McKesson shall have delivered to one another duly executed counterparts of this Limited Waiver;

                  (ii) all the representations and warranties in Section 3 below (after giving effect to any amendments to the last Representation Certificate delivered to McKesson prior to the date of this Limited Waiver) shall be true and correct as of the date of this Limited Waiver;

                  (iii) no Default shall have occurred and be continuing on the date of this Limited Waiver (other than Defaults which are the subject of the waiver in Section 1 above);

                  (iv) Borrower and McKesson shall have executed and delivered to one another a First Amendment to the Amended and Restated Warrant Purchase Agreement as well as other ancillary documents related thereto in form and substance satisfactory to McKesson;

                  (v) Borrower shall have issued to McKesson a Warrant for 10,000 shares of Borrower's Common Stock in addition to those described in clause 4.3(c) of the Credit Agreement as set forth in the Warrant Purchase Agreement;

                  (vi) Borrower shall have paid to McKesson a waiver fee in the amount of $17,600; and

                  (vii) Borrower and McKesson shall have delivered to one another a duly executed counterpart of an amendment to the Supply Agreement substantially in the form of Exhibit A hereto.

SECTION 3.        BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce McKesson to enter into this Limited Waiver, Borrower represents and warrants to McKesson that the following statements are true, correct and complete:

                  A. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Article III of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date of this Limited Waiver to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  B. ABSENCE OF DEFAULT. No Event of Default has occurred and is continuing as of the date of this Limited Waiver (other than Defaults which are the subject of the waiver in Section 1 above).


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SECTION 4.        RESERVATION OF RIGHTS

         Borrower acknowledges and agrees that the execution and delivery by McKesson of this Limited Waiver shall not be deemed to create a course of dealing or otherwise obligate McKesson to forebear or execute similar waivers under the same or similar circumstances in the future.

SECTION 5.        MISCELLANEOUS

                  A. Reference to and effect on the Credit Agreement and the Other Loan Agreements.

                  (i) Except as specifically modified by this Limited Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (ii) The execution, delivery and performance of this Limited Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of McKesson under, the Credit Agreement or any of the other Loan Documents nor to create any course of dealing or otherwise obligate McKesson to forebear or execute similar waivers or any waivers in similar circumstances in the future.

                  B. COSTS AND EXPENSES. The Company covenants to pay to or reimburse McKesson, upon demand, for all costs, out-of-pocket expenses and reasonable attorneys' fees expended or incurred by McKesson in connection with the development, preparation, negotiation, execution and delivery of this Limited Waiver and the documents and transactions contemplated hereby.

                  C. HEADINGS. Section and subsection headings in this Limited Waiver are included herein for convenience of reference only and shall not constitute a part of this Limited Waiver for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS LIMITED WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Limited Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by a party of a facsimile transmitted document purportedly bearing the signature of the other party shall bind the other party with the same force and effect as the delivery of a hard copy original. Any failure by a party to receive the hard copy executed original of such document shall not


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diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                           HORIZON PHARMACIES, INC.

                           By:     /s/ Ricky D. McCord
                              ------------------------------------------------
                           Title:  CEO & President
                                 ---------------------------------------------

                           McKESSON HBOC, INC.

                           By:    /s/ Alan Pearce
                              ------------------------------------------------
                           Title: Senior Vice President and Financial Services
                                 ---------------------------------------------


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